UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2018

www.carlisle.com

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9278 (Commission File Number)	31-1168055 (IRS Employer Identification No.)

16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (480) 781-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2018, Carlisle Companies Incorporated (the “Company”) announced that (i) John W. Altmeyer retired from the Company as President of Carlisle Construction Materials LLC (“CCM”) and (ii) Nick Shears was appointed interim President of CCM, both effective September 12, 2018.  The Company has activated a search process for a permanent President of CCM.  Mr. Altmeyer will work with the Company in support of the transition of responsibilities to Mr. Shears.

In connection with Mr. Altmeyer’s retirement, the Company entered into a letter agreement with Mr. Altmeyer, which became effective on September 12, 2018 (the “Letter Agreement”).  In accordance with the Letter Agreement, Mr. Altmeyer agreed to provide services to the Company as a consultant to assist with a smooth transition of his position as may be requested by the President and Chief Executive Officer of the Company.  Under the Letter Agreement, Mr. Altmeyer will  receive (i) his base annual salary of $834,000 through December 31, 2019, in equal installments as part of the Company’s regular payroll practices; (ii) a cash bonus payment with respect to 2018 in accordance with the Company’s Incentive Compensation Program (the “Program”), to be paid no later than March 15, 2019; (iii) a cash bonus payment of $625,000 with respect to 2019, to be paid no later than February 15, 2020; and (iv) a cash payment of $1,251,000, representing the cash equivalent value of 2019 equity awards under the Program, to be paid no later than February 15, 2019.   Mr. Altmeyer is also entitled to Company reimbursements for (i) the cost of COBRA coverage for him and his eligible dependents for medical, dental and vision through the earlier of (A) December 31, 2019 or (B) provision of coverage for the applicable benefit from any new employer; (ii) the reasonable and necessary business expenses incurred in connection with any consulting provided to the Company; and (iii) tax return preparation and financial advisory services fees for each of 2018 and 2019 up to $10,500 for each such year.  Mr. Altmeyer is also entitled to continued participation in the Company’s Matching Gifts for Education Program for each of 2018 and 2019, as may be then in effect and applicable to the Company’s division Presidents.  Under the Letter Agreement, Mr. Altmeyer agreed to (i) certain non-compete and non-solicitation covenants until February 28, 2020; (ii) confidentiality and non-disparagement covenants; and (iii) certain waivers and releases of claims against the Company.

The preceding summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the Company’s press release relating to the foregoing matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Exhibit Title

10.1	Letter Agreement, dated August 22, 2018, between the Company and John W. Altmeyer.

99.1

Press Release, dated September 13, 2018, titled “Carlisle Companies Announces the Retirement of John W. Altmeyer as President of Carlisle Construction Materials and Appoints Nick Shears as Interim President.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date: September 13, 2018	By:	/s/ Robert M. Roche
Robert M. Roche
Vice President and Chief Financial Officer